Exhibit 21

SUBSIDIARIES OF REGISTRANT

Subsidiary	State of Organization

West Suburban Bank	Illinois

West Suburban Insurance Services, Inc.	Illinois

Melrose Holdings, Inc.	Illinois

Melrose Holdings 1, LLC	Illinois

Melrose Holdings 2, LLC	Illinois

Melrose Holdings 3, LLC	Illinois

Melrose Holdings 4, LLC	Illinois

Melrose Holdings 5, LLC	Illinois

Melrose Holdings 6, LLC	Illinois

Melrose Holdings 7, LLC	Illinois

Melrose Holdings 8, LLC	Illinois

Melrose Holdings 9, LLC	Illinois

Melrose Holdings 10, LLC	Illinois

Melrose Holdings 11, LLC	Illinois

Melrose Holdings 12, LLC	Illinois

Melrose Holdings 13, LLC	Illinois